UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2015

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)

(239) 768-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2015, Dr. Steven Brodie, age 54, was named as Chief Scientific Officer of NeoGenomics, Inc. (the “Registrant”). Dr. Brodie will serve until the earlier of his replacement or resignation. Dr. Brodie continues to be Laboratory Director for the Registrant’s Fort Myers facility, a role he has held since 2014 and he also continues to be the Registrant’s Director of Molecular Genetics and Cytogenetics, a role he has held since 2011. Prior to joining NeoGenomics Laboratories, the Registrant’s wholly-owned subsidiary, Dr. Brodie served as a Senior Director of Cytogenetics, Assistant Director of Molecular Genetics, and Scientific Director of Maternal Serum Screening at Quest Diagnostics (Specialty Laboratories) in Valencia, California. In addition to his clinical responsibilities, he trained Pathology residents in genetic testing for Loma Linda University Medical Center as the Affiliate Rotation Director and the University of Southern California, Keck SOM as a Clinical Assistant Professor of Pathology. Prior to joining Quest Diagnostics, he held a variety of research and clinical positions at the National Institutes of Health, University of New Mexico School of Medicine, and the University of California Los Angeles David Geffen School of Medicine. Dr. Brodie was trained in Genetics at the Univesity of California Los Angeles/Cedar-Sinai Medical Center medical genetics training program. He received a Ph.D. in Biomedical Sciences from the University of New Mexico School of Medicine and Clinical Molecular Genetics and Cytogenetics training at the University of California Los Angeles. Dr. Brodie is Board Certified by the American Board of Medical Genetics and Genomics and holds Directors Licenses in California, Florida, Tennessee, and New York. Dr. Brodie does not have a family relationship with any of the Registrant’s other executive officers or directors.

On April 16, 2015, Jennifer Balliet, age 37, was also appointed Vice President of Human Resources of the Registrant to serve to the earlier of her replacement or resignation. Mrs. Balliet joined the Registrant in 2008 and has been serving as Director of Human Resources. During her time with the Registrant, she has managed the Human Resources process as the Registrant has grown from 100 employees to 450 employees. As Vice President of Human Resources, Mrs. Balliet will have responsibility for the oversight of all areas of our Human Resources including recruiting, training, development, compensation, incentive plans and organizational development. Mrs. Balliet received her B.S. degree in Psychology and M.S. degree in Business Management from the University of Florida. Mrs. Balliet does not have a family relationship with any of the Registrant’s other executive officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ George Cardoza
George Cardoza
Chief Financial Officer

Date: April 21, 2015